Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Fidelity Salem Street Trust of our report dated October 16, 2025, relating to the financial statements and financial highlights of Fidelity Short-Term Bond Fund, which appears in Fidelity Salem Street Trust’s Certified Shareholder Report on Form N-CSR for the year ended August 31, 2025. We also consent to the references to us under the headings: “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 8, 2026